                               (Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 90261KBZ2

                                     UBS AG
                          MEDIUM - TERM NOTES, SERIES A

                 PRINCIPAL PROTECTED NOTES DUE OCTOBER [ ], 2011

  (Linked to the performance of the S&P 500(R) Index, the Dow Jones Industrial
                     Average(SM) and the Nasdaq-100 Index(R))

            The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.


FACE AMOUNT: $[ ]

PRINCIPAL AMOUNT: on the Stated Maturity Date, the Company shall redeem this Security by paying to the Holder, for each $1,000 of the Face Amount hereof, in cash the greater of (a) $1,000 or (b) $1,000 plus the Additional Payment, if any.

ADDITIONAL PAYMENT: the Additional Payment, if any, for each $1,000 of the Face Amount hereof shall equal: the greater of (a) zero or (b) $1,000 multiplied by [ ]% multiplied by

    Average Basket Level
  ( --------------------  -1)
    Initial Basket Level

INITIAL BASKET LEVEL: [ ]

AVERAGE BASKET LEVEL: the average of the Monthly Basket Levels over the 105-month term of the Notes, beginning with the Monthly Basket Level for January 2003.

MONTHLY BASKET LEVEL: the sum of the Monthly Weighted Index Levels on the last trading day of each calendar month and on the Final Valuation Day in the case of the final Monthly Basket Level.

MONTHLY WEIGHTED INDEX LEVEL: for each Underlying Index, the Closing Level of the Underlying Index on the last trading day of each calendar month multiplied by the Index Multiplier which, for each Underlying Index, equals:

S&P 500(R) Index:     [ ]
Dow Jones Industrial Average(SM): [ ]
Nasdaq-100 Index(R): [ ]

INDEX SPONSORS: Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Dow Jones & Company, Inc. and The Nasdaq Stock Market, Inc., or any successors that determine and publish any of the Underlying Indices as then in effect.

UNDERLYING INDICES: the S&P 500(R) Index, the Dow Jones Industrial Average(SM) and the Nasdaq-100 Index(R).

BASKET: the Basket is comprised of three U.S. equity Indices each weighted as follows: 40% for the S&P 500(R) Index, 40% for the Dow Jones Industrial Average(SM) and 20% for the Nasdaq-100 Index(R).

TRADE DATE: December [ ], 2002.

ORIGINAL ISSUE DATE: December [ ], 2002.

CALCULATION AGENT: UBS Warburg LLC.

DEFEASANCE: Neither full defeasance nor covenant defeasance applies to this Security.


                   (Face of Security continued on next page)

INTEREST RATE: The principal of this Security shall not bear interest.

LISTING: American Stock Exchange.


"Standard & Poor's(R)", "S&P(R)", "S&P 500(R) ", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS AG. This Security is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in this Security.

"Dow Jones", "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use by UBS AG. This Security is not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no representation regarding the advisability of investing in this Security.

"Nasdaq(R)", "Nasdaq-100(R)" and "Nasdaq-100 Index(R)" are trademarks of The Nasdaq Stock Market, Inc. and have been licensed for use by UBS AG. This Security is not sponsored, endorsed, sold or promoted by Nasdaq and Nasdaq makes no representation regarding the advisability of investing in this Security.

OTHER TERMS:

            All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which the principal U.S. national securities market on which any of the securities comprising any of the Underlying Indices (the "Index Constituent Stocks") is then quoted or traded, on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close, or on which any of the Underlying Indices is not calculated and published by any Index Sponsor because such Index Sponsor is not open for business.

            "Closing Level" means, with respect to any of the Underlying Indices, on any day, the closing level or last reported level of the Underlying Index, as reported on Bloomberg page <SPX> <INDEX> <HP>; <INDU> <INDEX> <HP>; and <NDX> <INDEX> <HP>, respectively; provided, however, that, if any of the Index Sponsors changes the manner in which it calculates any of the Underlying Indices, discontinues or suspends calculation or publication of any of the Underlying Indices, or if the level of any of the Underlying Indices is not available on the last Business Day of any month during the term of this Security or on the Final Valuation Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Level of such


                    (Face of Security continued on next page)

Underlying Index on such Business Day or on the Final Valuation Date, as the case may be, in the manner provided in Section 3 on the Face of this Security.

            "Default Amount" means, on any day, an amount in U.S. dollars, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed and observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining the quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" shall be the period beginning on the day the Default Amount first becomes due and ending on the third Business Day after such due date, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five Business Days after such due date as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five Business Days after that first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Principal Amount.

            "Final Valuation Date" means for any Underlying Index, the fifth Business Day prior to October [ ], 2011; provided, however, that if the Calculation Agent determines that a Market Disruption Event occurs or is continuing on such fifth prior Business Day, the Final Valuation Date for such Underlying Index will be the first following Business Day on which the Calculation Agent determines that a Market Disruption Event does not occur and is not continuing for the affected Underlying Index; provided, further, that in no event will the Final Valuation Date be postponed by more than ten Business Days.


                    (Face of Security continued on next page)

            "Market Disruption Event" means, with respect to the Basket, any of the following: (i) the suspension, absence or material limitation of trading in a material number of securities included in any of the Underlying Indices for more than two hours or during the one-half hour before the close of trading in that market; (ii) the suspension, absence or material limitation of trading in futures or options contracts relating to any of the Underlying Indices in the primary markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market; (iii) any of the Underlying Indices is not published or (iv) in any other event, in the opinion of the Calculation Agent and determined in its sole discretion, such event materially affects the Basket and materially interferes with the Company's ability or the ability of any of its Affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Company or its Affiliates have affected or may affect. For the purpose of this definition, (i) a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of any exchange, (ii) a decision to permanently discontinue trading in the futures or option contracts relating to any of the Underlying Indices will not constitute a Market Disruption Event and (iii) "absence of trading" in the primary securities market on which futures or option contracts related to any of the Underlying Indices are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

            "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

            "Stated Maturity Date" means October [ ], 2011 or, if such date is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding October [ ], 2011 does not qualify as the Final Valuation Date referred to above, then the Stated Maturity Date will be the fifth Business Day following the Final Valuation Date.

            "Successor Index" means any substitute index approved by the Calculation Agent as a Successor Index pursuant to Section 3.

      1.    Promise to Pay Principal

            UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under "Principal Amount" and elsewhere on the Face of this Security, on the Stated Maturity Date.


                    (Face of Security continued on next page)

      2.    Payment of Interest

            The principal of this Security shall not bear interest.

      3.    Discontinuance of or Adjustments to an Underlying Index.

            If any of the Index Sponsors discontinues publication of any of the Underlying Indices and any of the Index Sponsors or any other person or entity publishes a substitute index that the Calculation Agent determines is comparable to an Underlying Index and approves as a Successor Index or Indices, then the Calculation Agent, in its sole discretion, may determine the Monthly Weighted Index Levels, the Monthly Basket Levels, the Average Basket Level and the amount payable on the Stated Maturity Date by reference to such Successor Index or Indices.

            If the Calculation Agent determines that the publication of any of the Underlying Indices is discontinued and that there is no Successor Index or Indices, or that the Closing Level of any of the Underlying Indices is not available on the last trading day of any calendar month to determine the Monthly Basket Level, or the Final Valuation Date in the case of the final Monthly Basket Level, as the case may be, or is not available because of a Market Disruption Event or for any other reason, then the Calculation Agent will use the Closing Level of the affected Underlying Index on the first Business Day after such date on which no Market Disruption Event occurs or is continuing; provided, however, that the determination of the Closing Level of any of the Underlying Indices in any case shall not be postponed by more than ten Business Days in determining the Monthly Basket Level or the Final Valuation Date in the case of the final Monthly Basket Level, as the case may be. If the determination of the Monthly Basket Level or the Final Valuation Date in the case of the final Monthly Basket Level cannot be made on the tenth Business Day because a Market Disruption Event occurs or is continuing, the Calculation Agent shall determine the Monthly Basket Level or the Final Valuation Date on such date by making a good faith estimate of the Closing Level of the affected Underlying Index that would have prevailed in the absence of such Market Disruption Event.

            If the Calculation Agent determines that any of the Underlying Indices, any of the Index Constituent Stocks or the method of calculating any of the Underlying Indices has been changed at any time in any respect, then the Calculation Agent will make such adjustments, if any, in the affected Underlying Indices or the method of its calculation as it believes are appropriate to ensure that the Monthly Weighted Index Levels, the Monthly Basket Levels and the Average Basket Level used to determine the amount payable on the Stated Maturity Date are equitable.

            All determinations and adjustments to be made by the Calculation Agent with respect to the Index may be made by the Calculation Agent in its sole discretion.

      4.    Principal Amount


                    (Face of Security continued on next page)

            The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the cash amount that must be paid to redeem this Security as provided above under "Principal Amount." The principal of this Security that becomes due and payable upon acceleration of the Stated Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or canceled. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate Principal Amount, the Principal Amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

      5.    Role of Calculation Agent

            The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the dates to which, the Final Valuation Date and Stated Maturity Date are to be postponed; the Closing Level of any of the Underlying Indices on any date as provided for in Section 3 of the Face of this Security; the Monthly Weighted Index Levels; the Monthly Basket Levels; the Average Basket Level; the Principal Amount; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

            The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent. Insofar as this Security provides for the Calculation Agent to obtain the Closing Level of any of the Underlying Indices or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, Affiliates of the Calculation Agent or Affiliates of the Company.


                    (Face of Security continued on next page)

      6.    Payment

            Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Final Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Stated Maturity Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

      7.    Modified Business Day

            Notwithstanding any provision of this Security or of the Indenture, if any payment of principal would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

      8.    Reverse of this Security

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      9.    Certificate of Authentication

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                    (Face of Security continued on next page)

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                     UBS AG

                                     By
                                        ---------------------------------------
                                        Name:  Robert B. Mills
                                        Title: Managing Director

                                     By
                                        ---------------------------------------
                                        Name:  Robert C. Dinerstein
                                        Title: Managing Director

            This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:            , 2002

                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     AS TRUSTEE

                                     By
                                        ---------------------------------------
                                                 Authorized Signatory

                              (Reverse of Security)

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of November 21, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

            This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $[ ] (or the equivalent thereof in any other currency or currencies or currency units). References herein to "this series" mean the series designated on the face hereof.

            Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge, imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction") ("Taxes"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

            If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Trade Date in making any payment of, or in respect of, the Principal Amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than 10 nor more than 60 days' notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.


                  (Reverse of Security continued on next page)

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in Principal Amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in Principal Amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in Principal Amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in Principal Amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing.


                  (Reverse of Security continued on next page)

Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

            This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate Principal Amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in
Section 305 thereof on transfers and exchanges of Global Securities.

            THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.